UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2009 (June 16, 2009)

ABERCROMBIE & FITCH CO.
 (Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio	43054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 283-6500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 16, 2009, Abercrombie & Fitch Co. (the “Registrant”) and Abercrombie & Fitch Management Co., a subsidiary of the Registrant (“A&F Management”), entered into an Amendment No. 2 to Credit Agreement (the “Amendment”), among A&F Management, as a borrower; Abercrombie & Fitch Europe SA, Abercrombie & Fitch (UK) Limited, AFH Canada Stores Co. and AFH Japan, G.K., as foreign subsidiary borrowers; the Registrant, as a guarantor; National City Bank, as a Co-Lead Arranger, Global Agent, Swing Line Lender, an LC Issuer and a Lender; Fifth Third Bank, as a Lender; The Huntington National Bank, as a Lender; National City Bank, Canada Branch, as a Canadian Lender; JPMorgan Chase Bank, N.A., as a Co-Lead Arranger, Syndication Agent and a Lender; JPMorgan Chase Bank, N.A. (Canada Branch), as a Lender; J.P. Morgan Europe Limited, as a Lender; Bank of America N.A., as a Lender; Citizens Bank of Pennsylvania, as a Lender; Sumitomo Mitsui Banking Corporation, as a Lender; US Bank National Association, as a Lender; and PNC Bank, National Association, as a Lender. The Amendment amends the Registrant’s Credit Agreement, dated as of April 15, 2008 (as previously amended by Amendment No. 1 to Credit Agreement, made as of December 29, 2008, the “Credit Agreement”).

Pursuant to the Amendment, the Credit Agreement was amended to reflect the following changes, among others:

1.	The facility fee payable under the Credit Agreement was increased and continues to be based on the Leverage Ratio (as defined in the Credit Agreement) of the Registrant and its subsidiaries on a consolidated basis. Depending upon the level of the Leverage Ratio, the facility fee that is payable ranges from 0.25% per annum to 0.625% per annum of the total lender commitments then in effect. As of June 16, 2009, the facility fee accrues at a rate of 0.50% per annum. In addition, the Amendment deleted from the Credit Agreement the utilization fee previously payable under the Credit Agreement.

2.	The margins payable on loans borrowed under the Adjusted Eurodollar Rate (as defined in the Credit Agreement) borrowing option continue to be based on the Leverage Ratio and were increased. Depending upon the level of the Leverage Ratio, the margins that are payable range from 1.50% per annum to 2.50% per annum over the Adjusted Eurodollar Rate then in effect. As of June 16, 2009, the margin over the Adjusted Eurodollar Rate that is payable by the borrowers under Eurodollar Loans (as defined in the Credit Agreement) is 2.00%.

3.	Margins have been added to loans borrowed under the Base Rate (as defined in the Credit Agreement) borrowing option. These margins are also based on the Leverage Ratio. Depending upon the level of the Leverage Ratio, the margins that are payable range from 0.50% per annum to 1.50% per annum over the Base Rate then in effect. As of June 16, 2009, the margin over the Base Rate that would be payable by the borrowers under Base Rate Loans (as defined in the Credit Agreement) would be 1.00%. No Base Rate Loans were outstanding as of such date.

4.	The definition of Consolidated EBITDAR was amended to provide a number of new items that the Registrant may add back to Consolidated Net Income (as defined in the Credit Agreement) in order to determine Consolidated EBITDAR for purposes of calculating the Leverage Ratio and the Coverage Ratio (as defined in the Credit Agreement). These items include, among others, (a) losses arising from investments in certain auction rate securities to the extent such losses do not exceed the current level of impairments recognized with respect to such investments, (b) non-cash charges related to store closings, brand exiting related activities and other discontinued operations or infrastructure downsizing directly related to the Registrant’s exit of its Ruehl business (the “Ruehl Exit”) in an aggregate amount not to exceed $50 million, (c) non-recurring cash charges in an aggregate amount not to exceed $61 million related to the

Ruehl Exit, (d) additional non-recurring non-cash charges in an amount not to exceed $20 million in the aggregate over the trailing four fiscal quarter period and (e) other non-recurring cash charges in an amount not to exceed $10 million in the aggregate over the trailing four fiscal quarter period. The Amendment also provides for a series of new items that are deducted from the sum of Consolidated Net Income and the items that are added back as provided above. These include gains from the sale of auction rate securities if the sales price of such auction rate securities is higher than the fair value thereof, as calculated as of May 1, 2009, and taking into account impairments through such date.

5.	Total availability under the Credit Agreement was reduced from $450 million to $350 million, but, during the life of the Credit Agreement, A&F Management continues to be permitted to make multiple requests for additional credit commitments in an aggregate amount not to exceed $150 million. Swing line and foreign borrowing limits were reduced from $40 million to $32 million and from $250 million to $195 million (including Canadian borrowings), respectively.

6.	The definition of Minimum Rent was amended to exclude any store lease buyout payments owed in connection with the Ruehl Exit, up to an aggregate amount of $55 million.

7.	The negative covenant restricting, among other things, guarantees of the obligations of the Registrant’s and A&F Management’s foreign subsidiaries was amended to permit the Registrant, A&F Management or any of their subsidiaries to guarantee the rental obligations of foreign subsidiaries of the Registrant and A&F Management, without being subject to the cap of 20% of Consolidated Tangible Assets (as defined in the Credit Agreement).

8.	A new financial covenant was added limiting the Registrant and its subsidiaries to Consolidated Capital Expenditures (as defined in the Credit Agreement) not exceeding $275 million in the fiscal year ending January 30, 2010 and, in the fiscal year ending January 29, 2011, $325 million plus any unused portion of the $275 million from the prior fiscal year.

9.	The required minimum levels of the Coverage Ratio for the Registrant and its subsidiaries on a consolidated basis were amended such that the Coverage Ratio: (a) shall not be less than 2.00 to 1.00 as of the fiscal quarter ended August 1, 2009; (b) shall not be less than 1.75 to 1.00 as of the fiscal quarter ended October 31, 2009; (c) shall not be less than 1.65 to 1.00 as of the fiscal quarters ended January 30, 2010, May 1, 2010 and July 31, 2010; (d) shall not be less than 1.75 to 1.00 as of the fiscal quarters ended October 30, 2010 and January 29, 2011; and (e) shall not be less than 2.00 to 1.00 as of the fiscal quarters ended May 1, 2011 and thereafter.

In connection with the closing of the Amendment, A&F Management paid an amendment fee of $875,000, representing 0.25% of each lender’s total current revolving loan commitment (as reduced by the Amendment) to such lender.

As of the date of this Current Report on Form 8-K, an aggregate principal amount of approximately $125 million in loans had been made to A&F Management and AFH Japan, G.K. under the terms of the Credit Agreement. In addition, trade letters of credit totaling approximately $31 million and stand-by letters of credit totaling approximately $17 million were outstanding under the terms of the Credit Agreement as of the date of this Current Report on Form 8-K.

National City Bank serves as the registrar and transfer agent in respect of the Registrant’s Class A Common Stock. The lenders provide other banking services not specifically outlined in the Credit Agreement to the Registrant and its subsidiaries in the ordinary course of their respective business operations.

The foregoing description of the provisions of the Amendment is qualified in its entirety by reference to the full and complete terms of the Amendment No. 2 to Credit Agreement, made as of June 16, 2009, which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 16, 2009, the Board of Directors of the Registrant approved the closure of the Registrant’s 29 Ruehl branded stores and related direct-to-consumer operations. The Registrant anticipates the closure will be substantially complete by the end of the current fiscal year (the fiscal year ending January 30, 2010 or “Fiscal 2009”).

The Ruehl brand generated a total pre-tax operating loss of approximately $58 million for the fiscal year ended January 31, 2009, including a non-cash impairment charge of approximately $22 million. The pre-tax operating loss included store operating results and home office and other costs directly attributable to Ruehl operations.

In connection with the strategic review of the Ruehl operations, the Registrant incurred approximately $51 million in non-cash, pre-tax impairment charges in its first quarter of Fiscal 2009, as reported in the Registrant’s Quarterly report on Form 10-Q for the quarterly period ended May 2, 2009, filed on June 9, 2009. In addition, as a result of exiting Ruehl, the Registrant currently estimates that it will incur additional pre-tax charges of approximately $65 million, including the net present value of lease terminations, potential sub-lease losses and other lease-related costs of approximately $60 million, and severance and other charges of approximately $5 million. This estimate is based on a number of significant assumptions and could change materially. The additional charges are expected to be substantially recognized during the remaining three quarters of Fiscal 2009 in accordance with Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” or other applicable Generally Accepted Accounting Principles. The Registrant estimates the net cash outflow associated with the Ruehl store and direct-to-consumer closings, prior to associated tax benefits, to be approximately $75 million and that these outflows will be incurred partly in the current fiscal year and partly in subsequent fiscal years. This estimate is also based on a number of significant assumptions and could change materially. On a full year basis, the marginal tax rate applied to charges associated with exiting Ruehl is estimated to be approximately 39%.

On June 17, 2009, the Registrant issued a press release announcing the Board of Directors’ approval of the closure of the Ruehl branded stores and related direct-to-consumer operations. A copy of the June 17, 2009 press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable.

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Amendment No. 2 to Credit Agreement , made as of June 16, 2009, by and among Abercrombie & Fitch Management Co.;, as a borrower; Abercrombie & Fitch Europe SA, Abercrombie & Fitch (UK) Limited, AFH Canada Stores Co. and AFH Japan, G.K., as foreign subsidiary borrowers; Abercrombie & Fitch Co., as a guarantor; National City Bank, as a Co-Lead Arranger, Global Agent, Swing Line Lender an LC Issuer and a Lender; Fifth Third Bank and, as a Lender; The Huntington National Bank, as a Document Lender; National City Bank, Canada Branch, as a Canadian Lender; JPMorgan Chase Bank, N.A., as a Co-Lead Arranger, Syndication Agent and a Lender; JPMorgan Chase Bank, N.A. (Canada Branch), as a Lender; J.P. Morgan Europe Limited, as a Lender; Bank of America N.A. as a Lender; Citizens Bank of Pennsylvania, as a Lender; Sumitomo Mitsui Banking Corporation, as a Lender; US Bank National Association, as a Lender; and PNC Bank, National Association, as a Lender

99.1	Press Release issued by Abercrombie & Fitch Co. on June 17, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: June 19, 2009

By: /s/ Jonathan E. Ramsden
Jonathan E. Ramsden
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated June 19, 2009

Abercrombie & Fitch Co.

Exhibit No.	Description
4.1	Amendment No. 2 to Credit Agreement , made as of June 16, 2009, by and among Abercrombie & Fitch Management Co.;, as a borrower; Abercrombie & Fitch Europe SA, Abercrombie & Fitch (UK) Limited, AFH Canada Stores Co. and AFH Japan, G.K., as foreign subsidiary borrowers; Abercrombie & Fitch Co., as a guarantor; National City Bank, as a Co-Lead Arranger, Global Agent, Swing Line Lender an LC Issuer and a Lender; Fifth Third Bank and, as a Lender; The Huntington National Bank, as a Document Lender; National City Bank, Canada Branch, as a Canadian Lender; JPMorgan Chase Bank, N.A., as a Co-Lead Arranger, Syndication Agent and a Lender; JPMorgan Chase Bank, N.A. (Canada Branch), as a Lender; J.P. Morgan Europe Limited, as a Lender; Bank of America N.A., as a Lender; Citizens Bank of Pennsylvania, as a Lender; Sumitomo Mitsui Banking Corporation, as a Lender; US Bank National Association, as a Lender; and PNC Bank, National Association, as a Lender

99.1	Press Release issued by Abercrombie & Fitch Co. on June 17, 2009